Exhibit 10.2

                      LICENSE AND PURCHASE OPTION AGREEMENT

This License and Purchase Option Agreement ("Agreement") is made and entered into on the 12th day of July, 2005 (the "Effective Date") by and between, Tarantella, Inc., (including its successors and assigns, "Tarantella"), a California corporation, with its principal place of business at 100 Albright Way, Suite D, Los Gatos, California, 95032, and Propalms Limited ("Pro"), a British corporation, with its place of business at the Propalms Ltd, Sunny Bank, Acklam Malton, North Yorkshire YO17 9RG

WHEREAS, Tarantella is a developer and distributor of a Tarantella software product known as "Terminal Services Edition" or "TSE" (hereafter the "Licensed Product" as more fully described in Exhibit A attached hereto);

WHEREAS, Pro is in the business of software IP ownership, providing commercial systems and software application integration, and the distribution and sale of software;

WHEREAS, Pro wishes to license the Licensed Product, and Tarantella is willing to license the Licensed Product, subject to and in accordance with the terms of this Agreement; and

WHEREAS, Pro is entitled to exercise an option to purchase the Licensed Product and all associated IP (other than the associated patents and marks which are not unique to the Licensed Product, if any) per the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, Tarantella and Pro agree as follows:

1.0      GRANT OF LICENSE
         ----------------

         1.1 Subject to the terms and conditions of this Agreement, Tarantella hereby grants to Pro an exclusive (except for the SCO Distributor Agreement dated March 31, 2000 between Tarantella (formerly the Santa Cruz Operation) and Tomen Electronics Corporation (as amended) and the Source Code License and Localization Agreement dated March 31, 2000 between Tomen and Tarantella (as amended) and any other licenses that may have been granted prior to the Effective
                  Date), non-transferable, royalty-free, perpetual, and world wide right to demonstrate, market, produce, distribute, license and support the Licensed Product through resellers and distributors or directly to end users. Tarantella also grants a non-transferable, royalty-free, perpetual, and global license to Pro to use the TSE trademark in connection with the Licensed Products.

         1.2 Tarantella also grants a personal, non-transferable, royalty-free, perpetual, exclusive (other than with respect to the TSE Patents which shall be non-exclusive and the Source Code License with Tomen) and global license under Tarantella's IP to Pro to use the Licensed Product's source code ("Source Code"), including for the creation of derivative works; provided that Pro may not (a) assign, sublicense or otherwise transfer the Source Code (including any source code associated with a derivative work) and its related intellectual property (hereafter "IP" as defined below) rights in any way and (b) subject to subparagraph (a), Pro shall own any derivative work that it creates. Any such assignment of the Source Code (including any source code associated with a derivative works), sublicense or transfer shall be null and void. "Intellectual Property" or "IP" shall mean any or all of the following and all worldwide rights therein, arising therefrom, or associated therewith which are owned by Tarantella as of the Effective Date: (i) patents (including all improvement patents, enhancements and other modifications) (collectively, the TSE Patents"), (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, processes, technology, technical data and customer lists, (iii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world, (iv) computer software, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and

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                  domain names, (v) industrial designs and any registrations and applications therefor throughout the world, (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world, (vii) databases and data collections and all rights therein throughout the world, (viii) processes, devices, prototypes, schematics, test methodologies, and development tools, (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) documentation related to any of the foregoing.

         1.3 Except as specifically set forth in Sections 1.1 and 1.2 hereof and subject to Section 14, Pro shall have no other rights, and no such rights shall be granted in the Licensed Products and the IP related to, or in connection with, the Licensed Product (the "TSE IP"). Subject to Section 14, ownership of the Licensed Product, and except as specifically set forth in Sections 1.1 and 1.2, all TSE IP are and shall at all times be retained by Tarantella including the right to enforce all rights associated with the TSE IP provided, that for the term of this Agreement Tarantella shall have no right to use the TSE IP for commercial purposes or to create and to demonstrate, market, produce, distribute, sell, license, support or otherwise use any such derivative works created by Tarantella (or its assignees). The parties agree and acknowledge that notwithstanding the foregoing, Tarentella (and its successors and assigns) are permitted to make use of the TSE Patents for licensing activities arising out of suspected infringement or broad based cross licensing activities.

         1.4 The grant of license in this Section 1 does not contemplate or include the transfer of the remote data protocol ("RDP") license or license to the Detours Library from the Microsoft Corporation ("Microsoft"). Pro acknowledges the need for an RDP license to as well as a Detours License to enable the Licensed Product and agrees that it shall be solely responsible for acquiring any such license directly from Microsoft.

2.0      ASSIGNED AGREEMENTS
         -------------------

         Subject to the terms and conditions of this Agreement, Tarantella hereby assigns and delivers to Pro all of its right, title, and interest in, to and under various agreements regarding the Licensed Product, including any click-through licenses (the "Assigned Agreements"). A list of the Assigned Agreements is attached hereto as Exhibit B. Pro hereby specifically assumes each of the Assigned Agreements and agrees to be bound by the terms and conditions of the Assigned Agreements, including all obligations of Tarantella thereunder.

3.0      SOFTWARE LICENSE AGREEMENT
         --------------------------

         Pro shall require its customers to execute or cause to be executed a license agreement between Pro and any customer containing provisions substantially similar to those included in the software license agreement as set forth in Exhibit C. Pro shall provide a copy of any such license agreement prior to its use and any such license agreement shall be subject to the approval of Tarantella, which approval shall not be unreasonably withheld or delayed.

4.0      SUPPORT AND MAINTENANCE OF LICENSED PRODUCT
         -------------------------------------------

         4.1 Pro agrees that it shall be solely responsible for and shall provide, at a minimum, to Tarantella's current Licensed Product customers, support and maintenance services in accordance with the relevant Assigned Agreements. Such support and maintenance services consist of technical assistance via telephone or e-mail and upgrades and updates to the Licensed Product if and when they become available as more specifically described in the relevant Assigned Agreements.

         4.2 After the current term of any agreement or commitment to provide support and maintenance by Tarantella to a Licensed Product customer expires or is otherwise terminated, and to the extent that Pro elects to continue to provide such support and maintenance, Pro shall enter into new agreements or commitments that are solely between Pro and any such customers.

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

         4.3 Tarantella will prepare a letter to all current TSE customers informing them of this Agreement and that various rights of the TSE product have been purchased by Pro. This letter will be attached as Exhibit E to this Agreement.

         4.4 Tarentella shall provide Pro with the names of the TSE developers and support team personnel.

5.0      MARKETING
         ---------

         5.1 Tarantella shall provide to Pro a master copy or make available for web download, all available marketing materials, spec or data sheets, brochures, presentations, relevant sales tools, and any similar materials related to the Licensed Products. Pro shall have the right to use such materials, subject to the terms of this Agreement. Pro may modify or re-brand such materials as it sees fit but only to the extent not otherwise in breach of the terms of this Agreement.

         5.2 Pro and Tarentella shall issue a mutually agreeable press regarding this Agreement within seven (7) days .

6.0      PRICING AND PAYMENT
         -------------------

         6.1 Pro shall make payments to Tarantella in United States dollars. Pricing, fees, royalties, and the payment terms are set forth in Exhibit D.

         6.2 Pro shall provide for and bear all costs of Pro production, development, inventory, stocking, and distribution of the Licensed Product.

         6.3 Pro shall pay for the Licensed Product as set forth in Exhibit D, which is exclusive of shipping, handling, and any federal, state, municipal or other governmental taxes, duties, licenses, fees, excises or tariffs now or hereinafter imposed on the production, storage, licensing, sale, transportation, import, export or use of Licensed Products. Pro agrees to pay such charges or, in lieu thereof, Pro shall provide an exemption certificate acceptable to Tarantella and the applicable taxing authority. Tarantella, however, shall be responsible for all taxes based upon its net income.

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

7.       TERM OF AGREEMENT; OBLIGATIONS UPON TERMINATION
         -----------------------------------------------

         7.1 This Agreement shall be in effect from the Effective Date and will continue thereafter until terminated in accordance with the terms of this Agreement.

         7.2 Should either party materially breach any provision of this Agreement, and fail to remedy such breach within thirty (30) days of written notice thereof, the injured party may terminate this Agreement, as well as pursue any other rights and remedies provided by law or equity. Upon such termination, Pro shall cease any and all use, sale or distribution of the Licensed Product (including any derivative works); provided that any such termination shall not affect any customer licenses of the Licensed Products properly acquired hereunder prior to the effective date of such termination.

8.0      WARRANTY
         --------

         8.1 Tarantella does not warrant that the Licensed Products will meet Pro requirements or that its operation will be uninterrupted or error free. Tarantella warrants that the reproduction of the software on the media material provided by Tarantella is correct in all material ways.

         8.2. Tarantella warrants that it has provided Pro all the information relating to any licensing of the TSE product. Tarantella also warrants that unless specified within this Agreement there are no lawsuits or any legal actions pending with the TSE product

         8.3 EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8.1 and 8.2, LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         8.4 TARANTELLA MAKES NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY THIRD PARTY OR OPEN SOURCE TECHNOLOGY THAT MAY BE INCLUDED IN OR WITH THE LICENSED PRODUCT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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

         8.5 TARANTELLA MAKES NO WARRANTY DIRECTLY TO PRO END USER CUSTOMERS AND NO SUCH CUSTOMER SHALL HAVE ANY THIRD PARTY RIGHTS AGAINST TARANTELLA.

9.0      LIMITATION OF LIABILITY
         -----------------------

         9.1 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT AND THE SOFTWARE THAT IS SUBJECT TO THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS. IN NO CASE WILL TARANTELLA BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY PRO OR ANY AGENT OF PRO OTHER THAN THOSE WARRANTIES PERMITTED HEREIN.

         9.2 WITH THE EXCEPTION OF THE INDEMNIFICATION OF BOTH PARTIES AS SET FORTH BELOW, IN NO EVENT SHALL TARANTELLA'S LIABILITY UNDER OR ARISING OUT OF THIS AGREEMENT EXCEED THE SUM OF MONIES RECEIVED BY TARANTELLA FROM PRO UNDER THIS AGREEMENT.

10.0     INDEMNIFICATION
         ---------------

         10.1 Tarantella agrees to indemnify, defend and hold PRO and its resellers, distributors, customers and other third parties (collectively, "Indemnitees") harmless from any and all damages, liabilities, costs and expenses (including expenses and attorney's fees) incurred by such Indemnitees as a result of any claim, judgment or adjudication against such Indemnitees alleging that the Licensed Products, other materials provided by Tarantella hereunder, trade names or the marks used as permitted hereunder infringe or misappropriate any U.S. trademark, trade secret, copyright, patent or other proprietary right of any third party, provided: (i) the Indemnitee promptly notifies Tarantella in writing of the claim; and (ii) the Indemnitee agrees that Tarantella will have the sole control of any action and all negotiations for settlement and compromise. Notwithstanding the foregoing, Tarantella shall have no obligation or liability under this
                  Section 10.1 for any infringement claim resulting from modifications to the Licensed Products not made by Tarantella, use of the Licensed Products in any manner not expressly permitted hereunder, or the combination of the Licensed Products with any product or software not provided by Tarantella, if such infringement would not have occurred but for such modifications, misuse or combination. The obligations contained in this Section 10.1 shall expire on the earlier of:
                  a) termination of this Agreement for a material breach of Pro;
                  b) December 31, 2007 or c) the expenditure by Tarantella for the discharge of its obligations under this Section 10.1 of more than $1,000,000.

         10.2 Should the Licensed Products, or the operation of the Licensed Products, become, or in Tarantella's opinion be likely to become, the subject of infringement of any trademark, copyright or patent, Pro agrees to permit Tarantella, at Tarantella's option and expense, either to procure for Pro the right to continue using the Licensed Products, or to replace or modify the Licensed Products so that they become non-infringing. If Tarantella determines that neither of the foregoing options are feasible, then Tarantella shall accept return of all of the affected Licensed Product(s) and refund to Pro all amounts paid hereunder for such Licensed Product(s), depreciated on a straight-line method using a useful life of five (5) years.

         10.3     .

         10.4 THE ABOVE CLAUSE 10.1 and 10,2 STATES THE ENTIRE LIABILITY OF TARANTELLA WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY LICENSED PRODUCT SUPPLIED BY PRO.

         10.5 Pro agrees to indemnify, defend and hold Tarantella harmless from any and all damages, liabilities, costs and expenses (including expenses and attorney's fees) incurred as a result of any claim, judgment or adjudication against Tarantella (a) alleging that any derivative work of the Licensed Product by Pro infringe or misappropriate any trademark, trade secret, copyright, patent or other proprietary right of any third party, (b) alleging any breach of the terms of any of the Assigned Agreements or (c) alleging any breach of the obligation to provide support and maintenance as contemplated in Section 4.0; provided, that in any such circumstance, (i) Tarantella promptly notifies Pro in writing of the claim; and
                  (ii) Tarantella agrees that Pro will have the sole control of any action and all negotiations for settlement and compromise.

11.0     RESTRICTED RIGHTS LEGEND
         ------------------------

         When licensed to the U.S., State, or Local Government, the Licensed Product and software documentation distributed by Pro is commercial software or documentation as defined in Federal Acquisition Regulation clause 12.212, and has been developed exclusively at private expense. If Licensed Product or software documentation is acquired by or on the behalf of the U.S. Government or a U.S. Government prime contractor or subcontractor (at any tier), the U.S. Government's rights in the Licensed Software or technical data is as set forth in this Agreement; this is in accordance with 48 CFR 227.7201 through 227.7202-4 (for Department of Defense (DoD) acquisitions) and with 48 CFR 2.101 and
         12.212 (non-DoD acquisitions). All Licensed Product or software documentation acquired by the State or Local Government said computer software/documentation shall be acquired under the licenses customarily provided to the general public. Manufacturer: Tarantella, Inc., 100 Albright Way, Suite D, Los Gatos, California 95032.

12.0     EXPORT CONTROL
         --------------

         Pro shall comply with all applicable Federal, state and local laws, ordinances, codes, rules and regulations in the performance of this Agreement, including, without limitation, Federal Communications Commission Regulations, U.S. Department of Commerce Export Regulations, and U.S. Treasury-U.S. Customs Regulations.

13.0     PATENT, COPYRIGHT AND TRADEMARK RIGHTS
         --------------------------------------

         13.1 In the event that Pro uses the name of the Licensed Products or the "TSE" trademark in any of its advertising, publications, packaging, external or other communications of any kind, ,Pro shall cause to appear the appropriate proprietary designations and notices for the Licensed Products, including, all necessary, copyright, trademark, service mark and patent notices. At a minimum, the appropriate trademark symbol must be used at least once for each Licensed Product in accordance with standard trademark practices.

         13.2 Pro agrees not to assert any patent rights related to any Intellectual Property rights licensed or transferred under this Agreement against Tarantella (and its successors and assigns), its affiliates, customers, distributors or other licensees for making, using, selling, offering for sale, or importing any products which implement, use or incorporate any such Intellectual Property rights licensed or transferred under this Agreement.

14.0     RIGHT TO PURCHASE
         -----------------

         At anytime after the Maximum Amount has been paid by Pro, or Tarantella decides in its sole discretion to sell the TSE IP (other than the TSE Patents), but in no event later than 31st December, 2007, Pro shall have the right to purchase the TSE IP (other than the TSE Patents) for $1.00 and on such other terms and conditions as may be agreed in good faith between the parties in their reasonable discretion. Once the Maximum Amount has been paid and the TSE IP rights (other than the TSE Patents) have been transferred, the Agreement shall be terminated.

15.0     CONFIDENTIALITY
         ---------------

         15.1 Each party shall at all times retain in confidence all confidential and/or proprietary information and know-how disclosed or made available by the other. The recipient shall make no use of such information and know-how except under the terms and for the duration of this Agreement (or thereafter as necessary to exercise its rights that continue beyond termination hereof). The parties hereby agree that all the terms and conditions of this Agreement and exhibits hereto, shall be treated as confidential material and shall not be disclosed without the prior written consent of the disclosing party.

         15.2 Confidential and/or proprietary information shall not include information the recipient can document: (a) is in or (through no improper action or inaction by the recipient) enters the public domain; (b) was rightfully in its possession or known by it prior to receipt from the disclosing party; (c) was rightfully disclosed to it by another person without restriction; or (d) was independently developed by it by persons without access to such information and without use of any confidential and/or proprietary information of the disclosing party.

         15.3 Each party, with prior written notice to the disclosing party, may disclose confidential and/or proprietary information to the minimum extent possible that is required to be disclosed pursuant to the lawful requirement or request of a government entity or agency, provided that reasonable measures are taken to guard against further disclosures, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

         15.4 Each party understands that the other party may develop or receive information similar to the confidential information. Subject to copyrights and patent rights of each party, (i) either party may develop or acquire technology or products, for itself or others, that are similar to or competitive with the technology or products of the disclosing party, and (ii) each party is free to use information which may be retained in the unaided memory of the receiving party's employees or contractors who have had access to the confidential information of the other party disclosed hereunder (including, in this context, engineers who may have had access to the Licensed Product Source code prior to the Effective Date).

16.0     ASSIGNMENT OF RIGHTS
         --------------------

         Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tarantella may assign this Agreement without consent or restriction to any party acquiring Tarantella, or all, or substantially all of its assets. Tarantella shall use commercially reasonable efforts to provide Pro with notice of any such assignment. This Agreement if properly assigned shall be binding upon and inure to the benefit of the parties hereto, their successors, administrators, heirs and assigns.

17.0     CONTROLLING LAW
         ---------------

         This Agreement and the licenses granted under it shall be governed by and construed in accordance with the laws of the State of California, excluding its conflict of law provisions thereof, and the parties hereby consent to the exclusive jurisdiction of the California courts. The UN Convention for the International Sale of Goods shall not apply.

18.0     SEVERABILITY
         ------------

         If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties will seek in good faith to agree on the replacement of any invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision which, in effect, will, from an economic or substantive viewpoint, most nearly and fairly approach the effect of the invalid, illegal, or unenforceable provision.

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

19.0     ACTS BEYOND PARTIES' CONTROL
         ----------------------------

         Neither party shall be liable for any delay or failure in its performance hereunder due to any cause beyond its reasonable control; provided, however, that this provision shall not be construed to relieve Pro of its obligation to make any payments pursuant to this Agreement.

20.0     BINDING EFFECT
         --------------

         Subject to the limitations herein expressed, this Agreement will benefit and be binding upon the parties, their successors, administrators, heirs and assigns.

21.0     THE PARTIES AS INDEPENDENT CONTRACTORS
         --------------------------------------

         The parties shall at all times be independent contractors and shall so represent themselves to all other parties. No party has granted to the other the right to bind it in any manner or thing whatsoever and nothing herein shall be deemed to constitute a partnership, to make one party the agent or legal representative of the other, nor to constitute the parties as joint venturers.

22.0     WAIVER
         ------

         The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

23.0     REPRESENTATION AND WARRANTIES
         -----------------------------

         Each party represents and warrants that (a) it has all requisite corporate power and authority to execute, deliver, and perform this Agreement and (b) the execution and delivery by it, the consummation of the transactions contemplated hereby and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary corporate action.

24.0     ENTIRE AGREEMENT
         ----------------

         This Agreement constitutes the entire agreement between Pro and Tarantella regarding the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, advertisements, and understandings of any nature whatsoever. This Agreement may be modified only in writing executed by an authorized representative of each party. Any terms set forth on any purchase order or other document related hereto which are submitted to or sent by either party and which are in conflict with or in addition to the terms of this Agreement shall be null and void.

25.0     SURVIVAL OF PROVISIONS
         ----------------------

         The provisions of this Agreement that by their nature extend beyond the applicable expiration date or other termination of this Agreement will survive and remain in effect until all obligations are satisfied.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


TARANTELLA, INC.                             PROPALMS LTD.


By: ______________________________           By: _______________________________

Name: ____________________________           Name: _____________________________

Title: ___________________________           Title: ____________________________

Date:  ___________________________           Date:  ____________________________

                                    EXHIBIT A
                          LICENSED PRODUCT DESCRIPTION

1.      The Licensed Product is described as follows:

        Secure Global Desktop Terminal Services Edition (TSE)
        Versions :
        V.2.1
        V.4.0

        License Generator for Keys for the above versions